                                                                   EXHIBIT 10.9a

                                 AMENDMENT NO. 1
                                       TO
                               CENTEX CORPORATION
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                       EFFECTIVE AS OF ___________, 2005(1)

      The Centex Corporation Executive Deferred Compensation Plan was established by Centex Corporation (the "Company") effective as of April 1, 2003 (the "Plan"). The Company, by action of the Compensation and Management Development Committee of the Board of Directors of the Company, hereby amends
Section 4.4 of the Plan to read in its entirety as follows:

            "4.4 INTEREST. A Participant's Account shall accrue interest (compounded on a daily basis) until paid to the Participant, and shall be credited with interest each day at a per annum interest rate equal to the Company's Weighted Average Cost of Funds for the calendar quarter ended immediately prior to such day or as otherwise provided in the applicable Deferred Compensation Agreement."

      This amendment shall be effective as of ______________, 2005.

      IN WITNESS WHEREOF, Centex Corporation has executed this amendment, evidenced by the signature of its officer affixed hereto, in a number of copies, all of which shall constitute but one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this ____ day of ________________, 2005.

                                           CENTEX CORPORATION

                                           By: _________________________________
                                               Name:
                                               Title:

-----------------------------------
(1) August 1, 2005, or such later date as may be determined by officers of the Corporation in order to coordinate with the engagement of Fidelity to monitor account balances for participants.